                                                                      Exhibit 21

                       CHIQUITA BRANDS INTERNATIONAL, INC.

                                  SUBSIDIARIES

     As of March 15, 2003, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                                             Percent of
                                                                         Voting Securities
                                                          Organized           Owned by
                                                         Under Laws of   Immediate Parent
                                                         -------------   -----------------
Chiquita Brands, Inc.                                     Delaware              100%
   American Produce Company                               Delaware              100%
   Chiquita Banana Company B.V.                           Netherlands           100%
      Chiquita Finland Oy                                 Finland               100%
      Chiquita Italia, S.p.A.                             Italy                 100%
      Chiquita Tropical Fruit Company B.V.                Netherlands           100%
   Chiquita Brands Company, North America                 Delaware              100%
      CB Containers, Inc.                                 Delaware              100%
      OV Containers, Inc.                                 Delaware              100%
   Chiquita Citrus Packers, Inc.                          Delaware               80%
   Chiquita Compagnie des Bananes                         France                100%
   Chiquita Frupac  Inc.                                  Delaware              100%
   Chiquita Gulf Citrus, Inc.                             Delaware              100%
   Chiquita International Trading Company                 Delaware              100%
      Chiquita Far East Holdings B.V.                     Netherlands           100%
      Chiquita International Limited                      Bermuda               100%
         Agricola El Retiro, S.A.                         Colombia              100%
         Bocas Fruit Co. L.L.C.                           Delaware              100%
         C.I. Bananos de Exportacion S.A.                 Colombia              100%
         Compania Bananera Atlantica Limitada             Costa Rica            100%
         Compania Bananera Guatemalteca Independiente,    Guatemala             100%
            S.A.
         Great White Fleet Ltd.                           Bermuda               100%
            BVS Ltd.                                      Bermuda               100%
            CDV Ltd.                                      Bermuda               100%
            CDY Ltd.                                      Bermuda               100%
            CRH Shipping Ltd.                             Bermuda               100%
            Danfund Ltd.                                  Bermuda               100%
            Danop Ltd.                                    Bermuda               100%
            GPH Ltd.                                      Bermuda               100%
            Great White Fleet (US) Ltd.                   Bermuda               100%
            GWF Management Services Ltd.                  Bermuda               100%
         Tela Railroad Company Ltd.                       Bermuda               100%
      M.M. Holding Ltd.                                   Bermuda               100%
                                                          (Continued)

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                                                              Exhibit 21 (Cont.)

                       CHIQUITA BRANDS INTERNATIONAL, INC.

                                  SUBSIDIARIES

                                                                          Percent of
                                                                      Voting Securities
                                                       Organized           Owned by
                                                     Under Laws of    Immediate Parent
                                                     --------------   -----------------
Chiquita Tropical Products Company                   Delaware                100%
Chiriqui Land Company                                Delaware                100%
   Puerto Armuelles Fruit Co., Ltd.                  Delaware                100%
Compania Agricola del Guayas                         Delaware                100%
Compania Agricola de Rio Tinto                       Delaware                100%
Compania Mundimar, S.A.                              Costa Rica              100%
Friday Holdings, L.L.C.                              Delaware                100%
   Chiquita Processed Foods, L.L.C.                  Delaware                100%
Maritrop Trading, L.L.C.                             Delaware                100%
New Start Limited                                    Cayman Islands          100%

     The names of approximately 140 subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 80 foreign subsidiaries whose immediate parents are listed above and that are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and controlled majority-owned subsidiaries.